Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

China Valves Technology, Inc.	CCG Elite Investor Relations
Ray Chen, VP of Investor Relations	Crocker Coulson, President
Tel: +1-650-281-8375	Tel: +1-646-213-1915
Email: raychen@cvalve.net	Email: crocker.coulson@ccgir.com
Website: http://www.cvalve.net/en/

China Valves Technology, Inc. Appoints New CFO

Los Angeles and Kaifeng, China, April 3, 2008 – China Valves Technology, Inc. (OTCBB: CVVT) ("China Valves” or the “Company"), a leading metal valve manufacturer with operations in the People's Republic of China, announced that it appointed a new Chief Financial Officer, Mr. Jianxing Li.

As of March 29, 2008, Mr. Li became Chief Financial Officer responsible for all of the Company’s financial matters and reporting. Mr. Renrui Tang, the Company’s previous Chief Financial Officer, was named the Company’s Vice President of Finance.

Mr. Li has an extensive background in corporate finance and management. His most recent position was that of Executive Director of Concord Investment Holdings, Ltd., Hong Kong, where he successfully executed corporate finance projects. Previously, he was General Manager of the Investor Relations Department at China Resources Power Holdings Ltd., a Hong Kong listed company. Mr. Li was also the Chief Financial Officer at Intermost Corporation, a NASDAQ listed company, and a Senior Financial Manager at China Everbright Holdings Company, Ltd. He has a MBA degree from Canisius College, the United States, and a four year degree in accounting from Shanghai Maritime University, China.

Mr. Li is a member of the Certified Managerial Accountant Association. He is fluent in English and Mandarin. Mr. Li’s engagement by China Valves Technology, Inc. is on a full-time basis.

“Mr. Li started as Chief Financial Officer at China Valves at the end of March. We look forward to his contributing to high quality financial reporting, and his carrying out a variety of corporate finance projects. His international corporate finance experience will be a great asset to our Company,” said Mr. Siping Fang, China Valves’ CEO and Chairman.

About China Valves Technology, Inc.

China Valves Technology, Inc. through its subsidiaries, Zhengzhou Zhengdie Valve Co, Ltd. and Henan Kaifeng High Pressure Valve Co., Ltd., is engaged in the development, manufacture and sale of high-quality metal valves for the electricity, petroleum, chemical, water, gas and metallurgy industries. One of the best known brand names in China’s valve industry, the Company’s history can be traced back to when it was formed as a state-owned enterprise in 1959. The Company’s products are the result of extensive research and development which also led to a number of patented products and manufacturing processes. China Valves has significant market shares of valve sales to a number of domestic industries, and exports to the rest of Asia and Europe. The Company’s website is http://www.cvalve.net/ ..

Safe Harbor Statement

Certain statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial condition to differ materially from what is  included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. Potential risks and uncertainties include, among others, currently unknown and unforeseeable constraints on the Company's ability to continue operations, domestic or global economic conditions -- especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in United States Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions in equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

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